As filed with the Securities and Exchange Commission on July 11, 2003

                                            Registration Number


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                        RASCALS INTERNATIONAL, INC.
             -------------------------------------------------
            (Exact name of Registrant as specified in Charter)

       Delaware                                          84-1195628
  -----------------------------------------------------------------------
  (State of Incorporation)                   (I.R.S. Employer I.D. Number)

      414 Eagle Rock Avenue, Suite 308, West Orange, New Jersey 07052
      ---------------------------------------------------------------
                (Address of Principal Executive Offices)

                    2003 EMPLOYEE STOCK PURCHASE PLAN
                    ---------------------------------
                           (Full Title of Plan)

                             EDUARDO RODRIGUEZ
                        Rascals International, Inc.
                     414 Eagle Rock Avenue, Suite 308
                           West Orange, NJ 07052
                               (973) 243-8080
         ---------------------------------------------------------
         (Name, Address and Telephone Number of Agent for Service)

                                Copy to:
                           ROBERT BRANTL, ESQ.
                            322 Fourth Street
                           Brooklyn, NY 11215
                             (718) 768-6045

                     CALCULATION OF REGISTRATION FEE

Title of                      Proposed Maximum  Proposed Maximum
Securities     Amount to      Offering          Aggregate         Amount of
to be          be             Price per         Offering          Registration
Registered     Registered (1) Share (2)         Price (2)         Fee
------------------------------------------------------------------------------
Common Stock,  500,000 shares   $1.55            $775,000         $63.00
$0.001par value



(1) This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.

(2) The price stated is estimated solely for purposes of calculation of the registration fee and is the product resulting from multiplying 500,000 shares by $1.55, the closing price of shares of the Common Stock on the OTC Bulletin Board on July 7, 2003.





                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.
        Incorporation of Documents by Reference.

     Rascals International, Inc. is incorporating by reference the following documents previously filed with the Securities and Exchange
Commission:

     (a) Rascals International's Annual Report on Form 10-KSB for the year ended December 31, 2002;

     (b) Rascals International's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003;

     (c) Rascals International's Current Report on Form 8-K dated April 29,
         2003;


     (d) the description of Rascals International's Common Stock contained in its Registration Statement on Form 10-SB.

     Rascals International, Inc. is also incorporating by reference all documents hereafter filed by Rascals International pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Robert Brantl, Esq., counsel to Rascals International, has passed upon the validity of the shares registered pursuant to this Registration Statement. Mr. Brantl holds no interest in the securities of Rascals International.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     The Bylaws of Rascals International provide that the corporation shall indemnify its directors and officers to the maximum extent provided by the Delaware General Corporation Law.


Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

4.1  2003 Employee Stock Purchase Plan

5    Opinion of Robert Brantl, Esq.

23.1 Consent of Rosenberg Rich Baker Berman & Co., C.P.A., P.A.

23.2 Consent of Robert Brantl, Esq. is contained in his opinion, filed as Exhibit 5.

Item 9.   Undertakings.

     Rascals International hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Rascals International pursuant to the provisions of the Delaware General Corporation Law or otherwise, Rascals International has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Rascals International of expenses incurred or paid by a director, officer or controlling person of Rascals International in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Rascals International will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



REOFFER PROSPECTUS


                         RASCALS INTERNATIONAL, INC.

                       500,000 Shares of Common Stock


     The shares are being offered by persons who are control persons with respect to Rascals International, Inc. by reason of their positions in Rascals' management or their ownership of Rascals stock. They purchased the shares from Rascals pursuant to an employee stock purchase plan. .

     The selling shareholders intend to sell the shares into the public market from time to time. The shareholders will negotiate with the market makers for Rascals International's common stock to determine the prices for each sale. They expect each sale price to be near to the market price at the time of the sale.

     Rascals International's common stock is listed for trading on the OTC Bulletin Board under the trading symbol "RSCA.OB."

     Purchase of Rascals International common stock involves risk. Please see "Risk Factors," which begins on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                       Rascals International, Inc.
                    414 Eagle Rock Avenue, Suite 308
                         West Orange, NJ 07052
                            973-243-8080



              The date of this prospectus is July 11, 2003


                           TABLE OF CONTENTS

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .-2-

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . .-3-

OTHER AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . .-3-

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .-4-


                           RISK FACTORS

     You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

            I.  Risks attendant to our business plan.

     We lack sufficient capital to fully carry out our business plan.

     In order to make our operations cost-efficient, it is necessary that we expand our operations. At the present time, however, our capital resources are sparse. In order to expand our operations, we will need an infusion of capital. Management is currently seeking sources of capital to fund our growth. But we do not know if we will be able to obtain the necessary capital. If we cannot obtain additional capital, it is unlikely that our business will ever be prosperous.

     We may be unable to satisfy our current debts.

     Primarily as a result of the operating losses experienced over the past three years, our debts are far in excess of the book value of our assets. We are currently in default in making payments to a number of our creditors, including secured creditors. We are engaged in efforts to negotiate compro mises and extensions with our major creditors. If those negotiations are unsuccessful, however, our business may fail.

     We may not become profitable.

     Rascals International has incurred substantial operating losses during the past three years. In order to achieve profitability it will be necessary that we either expand operations to a point sufficient to cover overhead or establish new sources of revenue. Failing such developments, it is likely that we will continue to sustain net losses.

     Current shareholders may suffer dilution as a result of our financing activities.

     If we are able to sell equity in Rascals International and raise the capital we need to grow, it is almost certain that the sale will occur at a price which is less than the market price for our common stock when the sale occurs. In addition, the issuance of common stock to settle debts or to attract management is also likely to occur at below-market prices. Such sales and issuances may, therefore, have the effect of reducing the market price for our common stock. In addition, other terms may be negotiated with investors which could have the effect of diluting the interest of current shareholders in the equity of Rascals International.

     Our business development would be hindered if we lost the services of our President.

     Eduardo Rodriguez is the President of Rascals International. Mr. Rodriguez is the only executive employed on a full-time basis by Rascals International. Mr. Rodriguez is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Rodriguez were to leave Rascals International or become unable to fulfill his responsibilities, our business would be imperiled. At the very least, there would be a delay in the development of Rascals International until a suitable replacement for Mr. Rodriguez could be retained.

     Related party transactions may occur on terms that are not favorable to Rascals International.

     Two members of our Board of Directors, Eduardo Rodriguez and Michael Margolies, directly and through their families, control over 54% of the outstanding common stock of Rascals International. For the foreseeable future, therefore, they will control the operations of Rascals International. They are also the Managers of the limited liability companies that are the senior secured creditors of Rascals and that own one of the properties where Rascals' New Jersey clubs operate. It is possible that they will engage in other transactions with Rascals International. It is unlikely that they will obtain independent confirmation that the terms of such related party transac tions are fair. If the terms are unfair to Rascals International, the transactions could harm our operating results.

     Liability from lawsuits based on "dram shop" laws could exceed our insurance coverage.

     In most states where Rascals International locates clubs, there will be liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establish ment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since we will serve alcoholic beverages in all of our clubs, we will be subject to the risk that lawsuits arising under dram shop laws could produce judgments that exceed our insurance coverage and imperil our capital.

            II.  Risks attendant to the market for our common stock.

     The volatility of the market for Rascals International common stock may prevent a shareholder from obtaining a fair price for his shares.

     Rascals International at the present time has fewer than 900 sharehold ers and only a small number of market makers. As a result, the market price for our common stock is volatile, at times moving over 100% in one day.
Unless and until the market for our common stock grows and stabilizes, the common shares you purchase will remain illiquid. A shareholder in Rascals International who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.



     Rascals International will be quoted on the OTC Bulletin Board for the immediate future.

     Rascals International does not meet the eligibility requirements for listing on the NASDAQ Stock Market. Those requirements include 300 round lot shareholders, a net asset value of $4 million, a $4.00 bid price, and 1,000,000 publicly-held shares with a market capitalization of at least $5 million. Until we meet those standards and are accepted into the NASDAQ Stock Market, the Rascals International common stock will be quoted only on the OTC Bulletin Board. Such a listing is considered less prestigious than a NASDAQ Stock Market or an exchange listing, and many brokerage firms will not recommend Bulletin Board stocks to their clients. This situation may limit the liquidity of your shares.


                          SELLING SHAREHOLDERS

     The table below contains information regarding the individuals who are using this prospectus to offer common shares.


                           Shares        Number    Shares    Percentage of
                           Owned         of        Owned     Class Held
Selling                    Before        Shares    After     After
Shareholder  Position      Offering (1)  Offered   Offering  Offering
-----------------------------------------------------------------------------





                        OTHER AVAILABLE INFORMATION

     Rascals International Int'l, Inc.is incorporating into this prospectus by reference the following documents previously filed with the Securities and Exchange Commission:

     (a) Rascals International's Annual Report on Form 10-KSB for the year ended December 31, 2002;

     (b) Rascals International's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003;

     (c) Rascals International's Current Report on Form 8-K dated April 29,
         2003;

     (d) the description of Rascals International's Common Stock contained in its Registration Statement on Form 10-SB.

     Rascals International is also incorporating into this prospectus by reference all documents hereafter filed by Rascals International pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, until the termination of this offering.

     Upon written or oral request, Rascals International will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all information that has been incorporated into this prospectus by reference. We will provide the information at no cost to the person who requests it. Any such request should be made to Eduardo Rodriguez, President, Rascals International, Inc., 414 Eagle Rock Avenue, Suite 308, West Orange, NJ 07052, telephone: 973-243-8080.

     Rascals International files with the Securities and Exchange
Commission annual, quarterly and current reports, proxy statements and other
information, which may assist you in understanding our company.   In addition,
we have filed a registration statement on Form S-8, including exhibits, with respect to the shares to be sold in the offering.

     You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.



                           INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     The Bylaws of Rascals International provide that the corporation shall indemnify its directors and officers to the maximum extent provided by the Delaware General Corporation Law.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Rascals International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange and the State of New Jersey on the 11th day of July, 2003.

                             RASCALS INTERNATIONAL, INC.



                             By:/s/Eduardo Rodriguez
                             -----------------------
                             Eduardo Rodriguez
                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities indicated on July 11, 2003.

     Name                       Title


/s/Eduardo Rodriguez            President (Chief Executive Officer, Chief
---------------------           Financial Officer, Chief Accounting Officer),
Eduardo Rodgriguez              Director




                                Director
---------------------
Gary Marks



/s/Michael Margolies            Director
--------------------
Michael Margolies



                            INDEX TO EXHIBITS

4.1  2003 Employee Stock Purchase Plan

5    Opinion of Robert Brantl, Esq.

23.1 Consent of Rosenberg Rich Baker Berman & Co., C.P.A., P.A.

23.2 Consent of Robert Brantl, Esq. is contained in his opinion, filed as
     Exhibit 5.


                    *       *       *       *       *




                                                        EXHIBIT 4.1

                        RASCALS INTERNATIONAL, INC.
                    2003 EMPLOYEE STOCK PURCHASE PLAN

    1.  Purpose and Term of Plan.

        1.1 Purpose. The purpose of the Rascals International, Inc. 2003 Employee Stock Purchase Plan (the "Plan") is to provide Eligible Employees of the Participating Company Group with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

        1.2 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

    2.  Definitions.   Whenever used herein, the following terms shall have
their respective meanings set forth below:

    (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

    (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

    (c) "Committee" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

    (d) "Company" means Rascals International, Inc., a Delaware corporation, or any successor corporation thereto.

    (e) "Compensation" means, with respect to any Purchase Period, base wages
or salary, overtime, bonuses and commissions.   Compensation shall be limited
to amounts actually payable in cash during the Purchase Period, including amounts accrued but not paid prior to the Purchase Period.

    (f) "Eligible Employee" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

    (g) "Employee" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Eligible Employee shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Eligible Employee ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on a bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be.
All such determinations by the Company shall be, for purposes of an individual's participation in or other rights under the Plan as of the time of the Company's determination, final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

    (h) "Fair Market Value" means, as of any date, if there is then a public market for the Stock, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the OTC Bulletin Board or such other national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

    (i) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

    (j) "Participating Company" means the Company and each Parent Corporation and Subsidiary Corporation, unless excluded by the Board. The Board shall have the sole and absolute discretion to determine from time to time that a Parent Corporation or Subsidiary Corporation shall not be a Participating Company.

    (k) "Participating Company Group" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

    (l) "Purchase Date" means the date specified as such in the Eligible Employee's Subscription Agreement, which shall be either the date of submission of the Subscription Agreement to the Company or the last date in the Purchase Period.

    (m) "Purchase Period" means a period consisting of two (2) calendar weeks, each commencing on a Sunday and ending on a Saturday, or such other duration as the Board shall determine. The Board will designate the commencement of each Purchase Period; provided that there shall be no overlap of Purchase Periods.

    (n) "Purchase Price" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 7.

    (o) "Purchase Right" means an option granted to a Eligible Employee pursuant to the Plan, which permits the Employee to allocate a percentage of the Employee's Compensation to the purchase of Stock as provided in Section 6, which the Eligible Employee may or may not exercise during the Purchase Period in which such option is outstanding.

    (p) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

    (q) "Subscription Agreement" means a written agreement in the form annexed hereto or as otherwise specified by the Company, stating an Eligible Employee's election to participate in the Plan and authorizing a payroll deduction under the Plan from the Employee's Compensation.

    (r) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

    3.  Administration.

        3.1 Administration by the Board. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Eligible Employees granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of
Section 423(b)(5) of the Code.

        3.2 Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a payroll deduction greater than or less than the amount designated by a Eligible Employee in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Eligible Employee's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (c) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

    4.  Shares Subject to Plan.

        4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be five hundred thousand (500,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof.

        4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price.

    5.  Employees Eligible to Participate.  Each Employee of a
Participating Company who is designated as either a Manager or an Executive Officer (or whom the Board determines to perform responsibilities equivalent to a Manager or Officer) is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

    (a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

    (b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

    6.  Right to Purchase Shares.

        6.1 Grant and Exercise of Purchase Right. On the first day of each Purchase Period, each Eligible Employee shall be granted automatically a Purchase Right consisting of an option to purchase Stock by deducting from his Compensation up to forty percent (40%) of the pre-tax Compensation. An Eligible Employee may exercise the Purchase Right by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business on the last day of the Purchase Period.

        6.2 Pro Rata Allocation of Shares. In the event that the number of shares of Stock which might be purchased by all Eligible Employees in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Eligible Employee shall be disregarded.

        6.3 Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Eligible Employee, as appropriate, of a certificate representing the shares acquired by the Eligible Employee on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Eligible Employee. Shares to be delivered to a Eligible Employee under the Plan shall be registered in the name of the Eligible Employee, or, if requested by the Eligible Employee, in the name of the Eligible Employee and his or her spouse.

    7. Purchase Price. The Purchase Price at which each share of Stock may be acquired upon the exercise of all or any portion of a Purchase Right shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the first date of the Purchase Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

    8.  Payment of Purchase Price.

        8.1 Payroll Deduction. Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Eligible Employee's Compensation accumulated during the Purchase Period for which such Purchase Right was granted. The Subscription Agreement shall set forth the amount of the Eligible Employee's Compensation to be deducted. The payroll deduction will occur on the first payday following the Purchase Date.

        8.2  Tax Withholding.  At the time a Eligible Employee's
Purchase Right is exercised, in whole or in part, the Eligible Employee shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Eligible Employee's compensation the amount necessary to meet such withholding obligations.

    9. Eligible Employee Accounts. Individual bookkeeping accounts shall be maintained for each Eligible Employee. All payroll deductions from a Eligible Employee's Compensation shall be credited to such Eligible Employee's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

    10. Nontransferability of Purchase Rights. A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Eligible Employee only by the Eligible Employee.

    11. Restriction on Issuance of Shares. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless
(a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said
Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Eligible Employee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

    12. Rights as a Stockholder and Employee. A Eligible Employee shall have no rights as a stockholder by virtue of the Eligible Employee's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Eligible Employee's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Eligible Employee any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Eligible Employee's employment at any time.

    13. Notices. All notices or other communications by a Eligible Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    14. Amendment or Termination of the Plan. The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable foreign, federal or state securities laws).

    IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Rascals International, Inc. 2003
Employee Stock Purchase Plan, as amended, was duly adopted by the Board of Directors of the Company on July 8, 2003.

                              Michael Margolies, Secretary


                   *       *       *       *       *


                       RASCALS INTERNATIONAL, INC.
                   2003 EMPLOYEE STOCK PURCHASE PLAN
                        SUBSCRIPTION AGREEMENT

    I hereby elect to participate in the 2003 Employee Stock Purchase Plan (the "Plan") of Rascals International, Inc. (the "Company") and subscribe to purchase shares of the Company's common stock as determined in accordance with this Subscription Agreement and the Plan.

     I hereby authorize a payroll deduction in the amount of $______________________ from my "Compensation" (as defined in the Plan) on the payday that next follows the date of this Subscription Agreement. I understand that this payroll deduction will be applied to the purchase of shares of the Company's common stock at the applicable Purchase Price determined in accordance with the Plan. For purposes of determining the Purchase Price, the "Purchase Date" for this subscription shall be (check one):

     ___ the date on which I submit this Subscription Agreement to the Company;

     ___ the last date in the current Purchase Period.
Shares I purchase under the Plan should be issued in the name(s) set forth below. (Shares may be issued either in the Eligible
Employee's name alone or together with the Eligible Employee's spouse as community property or in joint tenancy.)


    NAME:
    ADDRESS:

    MY SOCIAL SECURITY NUMBER:

    I agree to make adequate provision for the foreign, federal, state and local tax withholding obligations, if any, which may arise upon my purchase of shares under the Plan and/or disposition of shares I acquired under the Plan. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet such withholding obligations.
I am familiar with the provisions of the Plan and agree to participate in the Plan subject to all of its provisions. I understand that the Board of Directors of the Company reserves the right to terminate the Plan or to amend the Plan and my right to purchase stock under the Plan to the extent provided by the Plan. I understand that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.


Date:

                                   Sign:___________________________
                                   Print:________________________






                       *       *       *       *       *


                                                               EXHIBIT 5

                             ROBERT BRANTL, ESQ.
                             322 Fourth Street
                             Brooklyn, NY 11215
                               718-768-6045

July 11, 2003

Rascals International, Inc.
414 Eagle Rock Avenue
Suite 308
West Orange, NJ 07052

Gentlemen:

With reference to the Registration Statement on Form S-8 which Rascals International, Inc. proposes to file with the Securities and Exchange Commission registering 500,000 common shares which may be offered and sold by Rascals International, Inc. under the 2003 Employee Stock Purchase Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                        Yours,

                                        /s/Robert Brantl
                                        ------------------
                                        Robert Brantl

                *       *       *       *       *
                                                          EXHIBIT 23.1

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form S-8 of our report dated April 10, 2003 with respect to the financial statements of Rascals International, Inc. and Subsidiaries for the years ended December 31, 2002 and 2001.

                                  /s/Rosenberg Rich Baker Berman & Company
                                  ----------------------------------------
                                  Rosenberg Rich Baker Berman & Company
                                  Certified Public Accountants

Bridgewater, New Jersey
July 11, 2003